UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2012

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2012 Annual Meeting on May 1, 2012, of the 62,962,280 shares outstanding and entitled to vote, 55,635,620 shares were represented, constituting a 88.36% quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the board’s nominees for Class I directors were elected to serve until the Company’s 2015 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee: Steven Fisher FOR: 40,663,305 WITHHELD: 4,199,463
Nominee: Jack Noonan FOR: 26,182,079 WITHHELD: 18,680,689
Nominee: Claude Sheer FOR: 44,176,130 WITHHELD: 686,638

Item No. 2: The stockholders approved, on an advisory (non-binding) basis, the compensation of executive officers, by the votes set forth in the table below:

FOR: 40,695,497 AGAINST: 3,586,577 ABSTAIN:580,694 BROKER NON-VOTES: 10,772,852
Item No. 3: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified by the stockholders, by the votes set forth in the table below:

FOR: 51,186,639 AGAINST: 4,321,972 ABSTAIN: 127,009

Item 8.01 Other Events.

The Board of Directors has approved changes to its Corporate Governance Guidelines to establish a policy setting a mandatory retirement age for directors at age 70 and providing that directors who experience a change in job circumstances or responsibilities must offer their resignation for consideration by the Board. The Corporate Governance Guidelines reflecting these changes are attached as Exhibit 99.1 to this Form 8-K, and the description of such changes is qualified in its entirety by the description contained in Exhibit 99.1, which is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

May 3, 2012	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Corporate Governance Guidelines